================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): September 21, 2007


                            PEOPLE'S LIBERATION, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                   000-16075                  86-0449546
(State or other jurisdiction        (Commission              (I.R.S. Employer
      of incorporation)             File Number)            Identification No.)

                          150 WEST JEFFERSON BOULEVARD
                              LOS ANGELES, CA 90007
                (Address of Principal Executive Offices/Zip Code)

                                 (213) 745-2123
              (Registrant's telephone number, including area code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


================================================================================

ITEM 5.02         DEPARTURE  OF  DIRECTORS  OR  CERTAIN  OFFICERS;  ELECTION  OF
                  DIRECTORS;   APPOINTMENT  OF  CERTAIN  OFFICERS;  COMPENSATORY
                  ARRANGEMENTS OF CERTAIN OFFICERS.

         On September 21, 2007, the Board resolved to increase the size of the Board from five directors to six directors, and appointed Kenneth Wengrod as a director to fill the vacancy created upon the expansion in the size of the Board.

         Kenneth Wengrod currently serves as President of FTC Commercial Corp., a company which he founded in 2002 ("FTC") and in which he continues to hold a minority equity position. FTC is a global finance commercial service company primarily focused in the apparel industry. From 1996 to 2002, Mr. Wengrod was the Chief Financial Officer and General Manager of Meridian Textiles f/k/a Mark Fabrics where he was responsible for the operations of the multi-million dollar fabric converting company. Prior to joining Meridian Textiles, Mr. Wengrod was the Chief Operating Officer of Rampage Clothing Co. from 1992 to 1995, and was a Senior Vice President of Barclays Commercial Corp. from 1987 to 1992. Mr. Wengrod holds a Bachelor of Science degree in Economics from Northeastern University.

         We are party to various factoring agreements with FTC, copies of which are filed with our Annual Report on Form 10-KSB, pursuant to which FTC purchases our eligible accounts receivable and assumes the credit risk with respect to those accounts for which FTC has given its prior approval. If FTC does not assume the credit risk for a receivable, the collection risk associated with the receivable remains with us. We pay a fixed commission rate and may borrow up to 85% of eligible accounts receivable. Interest is charged at prime plus 1%. On October 1, 2006, we increased our borrowing capacity under our factoring agreements to include inventory financing agreements pursuant to which we may borrow up to 50% of our eligible inventory (as defined in the agreement), up to a maximum of $1 million. Mr. Wengrod may be deemed to have an interest in the aforementioned transactions as a result of his minority equity position in FTC.

         In connection with Mr. Wengrod's appointment as a director, on September 21, 2007, we granted to Mr. Wengrod a ten year non-qualified option to purchase 24,000 shares of our Common Stock at an exercise price of $0.50 per share pursuant to our 2005 Stock Incentive Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, People's Liberation, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  PEOPLE'S LIBERATION, INC.



Date:  September 27, 2007         By:    /S/ DARRYN BARBER
                                         --------------------------------------
                                         Darryn Barber, Chief Financial Officer


                                       3